ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 3, 2008

10:00 A.M. Houston Time

Eight Greenway Plaza

Suite 1000

Houston, TX 77046

AmREIT Eight Greenway Plaza, Suite 1000 Houston, TX 77046	proxy

This Proxy is Solicited to all Class A, C and D Common Shareholders

on Behalf of the Board of Trust Managers.

The shareholder of AmREIT, a Texas real estate investment trust, whose name and signature appear on the reverse side of this card, having received the notice of the Annual Meeting of shareholders and the related proxy statement for AmREIT’s Annual Meeting of shareholders to be held at Eight Greenway Plaza, Suite 1000, Houston, Texas, on Tuesday, June 3, 2008 at 10:00 A.M., Houston time, hereby appoints H. Kerr Taylor and Chad Braun, or each of them, the proxies of the shareholder, each with full power of substitution, to vote at the Annual Meeting, and at any adjournments of the Annual Meeting, all common shares, par value $0.01 per share, held of record by the shareholder on April 8, 2008 in the manner shown on the reverse side of this card.

This proxy is solicited by the Board of Trust Managers and the common shares represented hereby will be voted in accordance with the shareholder’s directions on the reverse side of this card. If no direction is given, then the shares represented by this proxy will be voted FOR proposal 1, and in the proxies’ discretion on any other matters that may properly come before the Annual Meeting or any adjournments thereof, subject to limitations set forth in applicable regulations under the Securities Exchange Act of 1934.

Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

See reverse for voting instructions.

There are three ways to vote your Proxy	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ÖÖÖ EASY ÖÖÖ IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 2, 2008.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/amy/ — QUICK ÖÖÖ EASY ÖÖÖ IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 2, 2008.
•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to AmREIT, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Trust Managers Recommends a Vote FOR Item 1.

1.	Election of trust managers:	01 Robert J. Cartwright 02 G. Steven Dawson 03 Philip Taggart	04 H.L. “Hank” Rush, Jr. 05 H. Kerr Taylor	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.    To transact any other business that may properly be brought before the annual meeting or any adjournments thereof.

This proxy, when properly executed and delivered, will be voted as specified. If no specification is made, this proxy will be voted FOR proposal 1. The proxies cannot vote your shares unless you sign and return this card.

Address Change? Mark Box ☐ Indicate changes below:	Date

The undersigned hereby revokes any proxy previously given with respect to our common shares and hereby ratifies and confirms all that the proxies, their substitutes or any of them may lawfully do by virtue hereof. Note: Please sign exactly as name(s) appear(s) on this card. When shares are held jointly, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. When executed by a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner, giving title. Please sign, date and mail this proxy promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

Signature(s) in Box